UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                  Glance, Inc.
           -----------------------------------------------------------
           (Name of small business issuer as specified in its charter)

          Nevada                          2844                      Pending
-------------------------------  ---------------------------- ------------------
(State or Other Jurisdiction of  (Primary Standard Industrial (I.R.S. Employer
Incorporation or Organization)   Classification Code Number) Identification No.)


                          795 Folsom Street, 1st Floor
                             San Francisco, CA 94107
                              Phone: (415) 848-3030
                               Fax: (415) 848-2830
   ---------------------------------------------------------------------------
   (Address and Telephone Number of Principal Executive Offices and Principal
                               Place of Business)


                            Val-U-Corp Services, Inc.
                       1802North Carson Street, Suite 212
                             Carson City, NV 897001
                                 (775) 887-8853
            ---------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)


Approximate Date of Commencement of Proposed Sale to Public:


If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

----------------------------------------------------------------------------------------------------------------
                                           Proposed
                                           Maximum          Proposed Maximum
Class of Securities to be  Amount to be    Offering Price   Aggregate Offering        Amount of
       Registered          Registered      per Share        Price                     Registration Fee
----------------------------------------------------------------------------------------------------------------
Common Stock                22,000,000      $0.02            $440,000.00               $13.51
----------------------------------------------------------------------------------------------------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS
                                  Glance, Inc.
              2,400,000 SHARES MINIMUM - 22,000,000 SHARES MAXIMUM
                                  COMMON STOCK

There is no public market for our common stock.


We are offering a minimum of 2,400,000 and a maximum of 22,000,000 shares of our common stock on a direct public offering, without any involvement of underwriters or broker-dealers. The offering price is $0.02 per share. In the event that 2,400,000 shares are not sold within 180 days, at our sole discretion, we may extend the offering for an additional 90 days. In the event that 2,400,000 shares are not sold within the 180 days, or within the additional 90 days if extended, all money received by us will be promptly returned to you without interest or deduction of any kind. If at least 2,400,000 shares are sold within 180 days, or within the additional 90 days, if extended, all money received by us will be retained by us and there will be no refund. Funds will be held in a separate account. The foregoing account is not an escrow, trust or similar account. It is merely a separate account under our control where we will segregate your funds.


There are no arrangements to place the funds in an escrow, trust or similar account.


Our common stock will be sold by Moneca Rayner and Alla Karmazina, our directors.


Investing in our common stock involves risks. See "Risk Factors" starting at page 8.

                       Offering Price         Expenses         Proceeds to Us
                      ----------------------------------------------------------

Per Share - Minimum   $              0.02  $          0.0053  $       0.0147
Per Share - Maximum   $              0.02  $          0.0005  $       0.0194
Minimum               $            48,000  $          12,813  $       35,187
Maximum               $           440,000  $          12,813  $      427,187


The difference between the "Offering Price" and the "Proceeds to Us" is $12,813. The $12,813 reflects the expenses of the offering. The expenses per share would be adjusted according to the offering amounts between the minimum and maximum. The $12,813 will be paid to unaffiliated third parties for expenses connected with this offering. The $12,813 will be paid from current funds that we have and the first proceeds of this offering once the minimum subscription has been completed.

Our common stock is presently not traded on any market or securities exchange.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


Neither the US Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.


The date of this prospectus is November 1, 2007.

Dealer Prospectus Delivery Obligation


Until 180 days after the effective date of this Prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Table of Contents


PART I -- INFORMATION REQUIRED IN PROSPECTUS
Summary of Prospectus
          Our Company                                                                                          7
          The Offering                                                                                         8
          Financial Summary Information                                                                        8
Risk Factors                                                                                                   9
     1.   There is substantial uncertainty as to whether we will continue operations. If we discontinue        9
          operations, you could lose your investment.
     2.   We lack operating history and have losses which we expect to continue into the future.               9
     3.   We are mainly dependent upon the funds to be raised in this offering to advance our business.       10
     4.   The beauty business is highly competitive, and if we are unable to compete effectively our
          business will fail.                                                                                 10
     5.   Because we have not yet completed development of our bath and body care line of products, it        10
          is difficult to evaluate market acceptance of our products.
     6.   If we become subject to product liability claims, our financial results could be negatively         10
          affected.
     7.   Foreign currency exchange rate fluctuations may adversely affect our business.                      11
     8.   Our future success is dependent on our existing management team.                                    11
     9.   Our operating results may prove unpredictable.                                                      11
     10.  We may be adversely affected by domestic and international economic conditions.                     11
     11.  Changes in laws, regulations and policies that affect our business could adversely affect our       11
          financial results.
     12.  Because our management does not have prior experience in product development in the beauty          12
          industry our business has a higher risk of failure.
     13.  Because there is no public trading market for our common stock, you may not be able to resell       12
          your stock.
     14.  Because the SEC imposes additional sales practice requirements on brokers who deal
          in our shares which are penny stocks, some brokers may be unwilling to trade them.                  12
     15.  We do not intend to pay dividends.                                                                  13
     16.  There is a lack of shareholder control.                                                             13
Use of Proceeds                                                                                               13
Determination of Offering Price                                                                               14
Dilution of the Price per  Share                                                                              14
Plan of Distribution; Terms of the Offering                                                                   16
     Section 15(g) of the Exchange Act                                                                        17
     Offering Period and Expiration Date                                                                      17
     Procedures for Subscribing                                                                               18
     Right to Reject Subscriptions                                                                            18
Description of Business                                                                                       18
     General                                                                                                  18
     Industry Overview                                                                                        18
     Our business                                                                                             18
     Competition                                                                                              19
     Marketing                                                                                                20
Management's Discussion and Analysis or Plan of Operation                                                     21
     Plan of Operation                                                                                        21
     Limited Operating History; Need for Additional Capital                                                   24
     Results of Operations                                                                                    24
     Liquidity and Capital Resources                                                                          24
     Known Material Trends and Uncertainties                                                                  25
Legal Proceedings                                                                                             25
Directors and Officers                                                                                        25
Compensation                                                                                                  26
Certain relationships and related transactions                                                                27
Audit Committee                                                                                               27
Security Ownership of Certain Beneficial Owners and Management                                                27
Changes in Control                                                                                            28
Description of Securities                                                                                     28
     Common Stock                                                                                             28
     Voting Rights                                                                                            28
     Dividend Policy                                                                                          29
     Stock Transfer Agent                                                                                     29
Shares Eligible for Future Sale                                                                               29
Interests of Named Experts and Counsel                                                                        29
Reports to Security Holders                                                                                   30
Market for Common Equity and Related Stockholder Matters                                                      30
Financial Statements                                                                                          31
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure                          41

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS                                                          41

Indemnification of Officers and Directors                                                                     41
Other Expenses of Issuance and Distribution                                                                   42
Recent Sales of Unregistered Securities                                                                       42
Exhibits                                                                                                      43
Undertakings                                                                                                  43
Signatures                                                                                                    45


PART I -- INFORMATION REQUIRED IN PROSPECTUS

                               PROSPECTUS SUMMARY

      The following summary highlights selected information contained in this prospectus. This summary does not contain all the information that may be important to you. You should read the more detailed information contained in this prospectus, including but not limited to, the risk factors beginning on page 4. References to "we," "us," "our," "Glance," or the "company" mean Glance, Inc..

                           Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.
                                   Our Company

Glance, Inc. is a development stage company that will produce, market, and sell a natural bath and body care line of products under a trademark "Glance Naturelle". As of the date of this prospectus we have not filed a trademark application. We intend to develop bath and body care products that don't contain skin-unfriendly ingredients including: synthetic fragrances, petrochemicals, sulfate detergents, synthetic colors, animal ingredients and parabens. Our first line of products will consist of bath washes, bath oils, shampoos, body scrubs and body oils with 100% natural active ingredients. We will use natural blends of essential oils, distillates and plant extracts in place of synthetic fragrances.

We have no revenues, have incurred losses since our inception on August 17, 2006, and have relied upon the sale of our securities in unregistered private placement transactions and cash advances from our President, Ms. Moneca Rayner, to fund our operations. We will not generate revenues until we complete development and manufacturing of the first line of natural bath products, building and launching the full version of our website and effectively marketing and selling our products. Accordingly, for the foreseeable future, we will continue to be dependent on additional financing in order to maintain our operations and continue with our corporate activities. Due to the uncertainty of our ability to meet our financial obligations and to pay our liabilities as they become due, in their report on our financial statements for the period from inception (August 27, 2006) to June 30, 2007, our independent auditors included additional comments indicating concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that led to this disclosure by our independent auditors. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

This offering and any investment in our common stock involves a high degree of risk. If we are unable to generate significant revenue, we may be obliged to cease business operations due to lack of funds. We face many challenges to continue operations, including our lack of operating history, lack of revenues to date, and the losses we have incurred to date. Please review the "Risk Factors" on page 7 of this offering.

Our principal business office is located at 795 Folsom Street, 1st Floor, San Francisco, CA 94107. Our fiscal year end is June 30.

                                  The Offering

Following is a brief summary of this offering:

Securities being offered

     2,400,000 shares of common stock minimum and 22,000,000 shares of common stock maximum, par value $0.001


Offering price per share      $ 0.02

Offering period

     The shares are being offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.


Net proceeds to us

     Approximately $35,187 assuming the minimum number of shares is sold. Approximately $427,187 assuming the maximum number of shares is sold.

Use of proceeds

     We will use the proceeds to pay for administrative expenses, the implementation of our business plan, and general working capital. (i)

Number of shares outstanding before the offering    5,000,000


Number of shares outstanding after the offering if all number of shares are sold)

7,400,000 (if minimum of the shares are sold) 27,000,000 (if maximum number of shares are sold)

 (i) If the minimum amount of the shares is sold we will use the proceeds to pay for our outstanding, as of June 30, 2007, liabilities of $5,812, which represent the following amounts: incorporation costs of $532, travel and trade show expenses of $2,280 and professional fees of $3,000. As of the date of this offering we have paid $3,000 for professional fees outstanding as of June 30, 2007. In addition we will pay for offering expenses. Total offering expenses are $12,813. Of the $12,813, the amounts to be paid from the proceeds for expenses of the offering are: $6,000 for legal fees; $1,000 for filing fees; $5,000 for accounting fees and expenses; $800 for transfer agent fees; and $13 for registration fee. We will use the rest of the funds (net of offering expenses and outstanding liabilities) for financing of our product development ($15,000), execution of marketing and advertising plan ($10,000) website development ($3,000), and for general working capital ($4,375).

Financial Summary Information

All of the references to currency in this Prospectus are to US Dollars, unless otherwise noted. The following financial information summarizes the more complete historical financial information at the end of this Prospectus.

Income Statement Data
                                 From August 17, 2006
                                   (inception)
                                to June 30, 2007
Revenue                        $                0
Expenses                       $           14,860
Net Profits (Losses)           $          (14,860)

Balance Sheet Data
                                      As of
                                   June 30, 2007
                                  --------------
Working Capital (deficit)      $          (10,310)
Total Assets                   $           15,540
Total Liabilities              $           25,400


As of June 30, 2007, we have a working capital deficit of $10,310 and accumulated losses of $14,860 since inception.

Risk Factors

Please consider the
following  risk  factors  before  deciding to invest in our common  stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock.

If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline, and you may lose all or part of your investment in our common stock.

1. There is substantial uncertainty as to whether we will continue operations. If we discontinue operations, you could lose your investment.

Our auditors have discussed their uncertainty regarding our business operations in their audit report dated August 2, 2007. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such, we may have to cease operations and you could lose your entire investment.


2. We lack an operating history and have losses which we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, our business will fail.

We were incorporated on August 17, 2006 and we have not realized any revenues. We have very little operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception on August 17, 2006 to June 30, 2007 is $14,860.
                                        9

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

3. We are mainly dependent upon the funds to be raised in this offering to advance our business, the proceeds of which may be insufficient to achieve adequate revenues to remain in business and our business will fail.

We have limited operations. We need the proceeds from this offering to pay for marketing and continued development of our website. We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available, or if available, on terms that will be acceptable to us. If we are not able to obtain needed financing, we may have to cease operations and investors will lose all of their investment.

4. The beauty business is highly competitive, and if we are unable to compete effectively our business will fail.


We will face vigorous competition from domestic and multinational consumer product companies. All of these competitors have greater resources than we do and are able to respond to changing business and economic conditions more quickly than us. Competition in the beauty business is based on innovation, reputation, pricing of products, perceived value, service to the consumer, promotional activities, advertising, special events, new product introductions, electronic commerce initiatives and other activities. All these activities require significant financial resources. If we will be unsuccessful in raising additional working capital we will not be able to sustain competition. Our ability to compete will also depend on the continued strength of our brand, our ability to attract and retain key talent and other personnel, the efficiency of product development and marketing and our ability to protect our intellectual property. Our inability to compete effectively with domestic and multinational consumer product companies will have an adverse impact on our business.


5. Because we have not yet completed development of our bath and body care line of products, it is difficult to evaluate market acceptance of our products.

We are still in the process of developing of our natural bath and body care line of products. We have contacted private label formulators and manufacturers of bath and skin care products and received quotes/proposals from them based on our requirements; however have not yet signed any contract with them. Because we have not yet completed development of any of our planned bath and body care products and have not done any market testing it is difficult to evaluate market acceptance of these products. There can be no guarantee that our products will attract potential customers or create any demand and generate sales. If our line of products do not achieve market acceptance, our business may fail.


6. If we become subject to product liability claims, our financial results could be negatively affected.

If successful in commercializing our products, we will be exposed to potential product liability risks, which are inherent in the distribution of bath and body care products. We have not obtained any product liability insurance and may not be able to maintain insurance on acceptable terms or that will provide adequate coverage against potential liabilities. If a products liability claim is made against us, the defense and potential liability of the claim may have a significant negative impact on our results of operations.

7. Foreign currency exchange rate fluctuations may adversely affect our business.

Since we intend to market and sell our products in many different countries, changes in exchange rates can adversely affect our cash flows and results of operations. Furthermore, reported sales and purchases made in non-U.S. currencies, when translated into U.S. dollars for financial reporting purposes, fluctuate due to exchange rate movement. Due to the number of currencies involved, the variability of currency exposures and the potential volatility of currency exchange rates, we cannot predict the effect of exchange rate fluctuations on future sales and operating results.

8. Our future success is dependent on our existing management team, and hiring and assimilating new key employees, and our inability to attract or retain key personnel in the future would materially harm our business and results of operations.

Our future success depends on the continuing efforts and abilities of our current management team. In addition, our future success will depend, in part, on our ability to attract and retain highly skilled employees, including management, technical and sales personnel. The loss of services of any of our key personnel, the inability to attract or retain key personnel in the future, or delays in hiring required personnel could materially harm our business and results of operations. We may be unable to identify and attract highly qualified employees in the future. In addition, we may not be able to successfully assimilate these employees or hire qualified personnel to replace them.

9. Our operating results may prove unpredictable which could negatively affect our operating results.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which are outside of our control. Factors that may cause our operating results to fluctuate significantly include the following:

o    our ability to generate enough working capital from future equity sales;

o the level of acceptance by general public and industry insiders of our skin care products; and

o the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure.

If realized, any of these risks could have a material adverse effect on our business, financial condition and operating results.

10. We may be adversely affected by domestic and international economic conditions and other events that impact consumer confidence and demand.

 We believe that consumer spending on beauty products is influenced by general economic conditions and the availability of discretionary income. Domestic or international general economic downturns, including periods of inflation or high gasoline prices or declining consumer confidence, may affect consumer purchasing patterns and result in reduced future net sales to our customers.

11. Changes in laws, regulations and policies that affect our business could adversely affect our financial results.

Our business is subject to numerous laws, regulations and policies. Changes in the laws, regulations and policies, including the interpretation or enforcement thereof, that affect, or will affect, our business, including changes in accounting standards, tax laws and regulations, trade rules and customs regulations, and the outcome and expense of legal or regulatory proceedings, and any action we may take as a result could adversely affect our financial results.

12. Because our management does not have prior experience in product development in the beauty industry , or product marketing and brand development , our business has a higher risk of failure.

Our directors do not have experience in the beauty industry, or brand development and marketing of products. As a result, we may not be able to recognize and take advantage of opportunities without the aid of qualified marketing and business development consultants. Our directors' decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.


13. Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

14. Because the SEC imposes additional sales practice requirements on brokers who deal in our shares which are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. "Penny stock" rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors, that is, generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with a spouse. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our shares of common stock. The market price of our shares would likely suffer as a result.

There is no established market for the common stock being registered. We intend to apply to the OTC Bulletin Board for the trading of our common stock. This process takes at least three months and the application must be made on our behalf by a market maker, but we have not yet engaged a market maker to make the application on our behalf. If our common stock becomes quoted and a market for the stock develops, the actual price of the shares will be determined by prevailing market prices at the time of sale. Trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling or obtaining market quotations, which may have a depressive effect on the market price for our common stock. Accordingly, you may have difficulty reselling any shares your purchase from Glance, Inc.

15. We do not intend to pay dividends and there will be less ways in which you can make a gain on any investment in Glance, Inc.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may likely prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in Glance will need to come through appreciation of the stock's price.

16. Because our directors will own 67.57 % of our outstanding common stock, if minimum amount of the offering will be sold, they could make and control corporate decisions that may be disadvantageous to other minority shareholders.

Our directors, Moneca Rayner and Alla Karmazina, owns 100% of the outstanding shares of our common stock as of the date of this offering. If minimum amount of the shares will be sold, our directors will own 67.57% of our outstanding common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. They will also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Use of Proceeds

Our offering is being made on a self underwritten basis - with a minimum of $48,000 in gross proceeds. The table below sets forth the use of proceeds if $48,000 (i.e. gross proceeds of the minimum offering) or $440,000 (i.e. gross proceeds of the maximum offering) of our common stock is sold.

                                                 $48,000          $440,000
                                              -------------   ---------------
Gross proceeds                                $     48,000    $       440,000
Offering expenses                                   12,813             12,813
                                              -------------   ---------------
Net proceeds                                  $     35,187    $       427,187
                                              =============    ==============
The net proceeds will be used as follows:
Outstanding liabilities                       $      2,812    $       25,400
Product development and manufacturing               16,650           175,000
Warehouse                                            2,400             6,000
Branding and packaging design                        4,000            60,000
Trade shows                                          4,000            30,000
Direct-to-consumer marketing                             -            48,000
Public relations, mass-media                             -            36,000
Employees                                                -            36,000
Office rent                                          3,000             3,000
General administrative                               2,325             7,787
                                              =============    ==============
TOTAL                                         $     35,187     $     427,187
                                              =============    ==============

Total offering expenses are $12,813. Of the $12,813, the amounts to be paid from the proceeds for expenses of the offering are: $6,000 for legal fees; $1,000 for filing fees; $5,000 for accounting fees and expenses; $800 for transfer agent fees; and $13 for registration fee.

If the minimum amount of the shares is sold we will use the proceeds to pay for our outstanding, as of June 30, 2007, liabilities of $2,812, which represent the following amounts: $532 for incorporation costs, and $2,280 for travel and trade show expenses.

If the maximum amount of the shares is sold we will pay all of our outstanding liabilities as of June 30, 2007, representing current accounts payable of $2,812 and the amounts owed to our director for expenses incurred on behalf of the company in the amount of $2,955, and $16,633 loan. The loan payable is unsecured, bears interest at 6.5% per annum, and consists of $16,600 of principal due on June 19, 2008, and $33 of accrued interest payable. If the loan and accrued interest is not paid within 30 days of the due date, the Company will be required to pay a late charge equal to 5% of the overdue payment. At the option of the holder, after the maturity date, or upon any default, the loan will bear interest at 15% per annum.

Our President has provided funds for general working capital to the date of this prospectus. We may rely on loans from our directors and officers, Moneca Rayner and Alla Karmazina to continue our operations; however, there are no assurances that our directors will provide us with any additional funds. Currently, we do not have any arrangements for additional financing. If we are not able to obtain needed financing, we may have to cease operations.

 "General and Administrative Costs" include costs related to operating our office. These costs include rent, telephone service, mail, stationery, accounting, acquisition of office equipment and supplies, costs of paying an administrative assistant, expenses of filing reports with the Securities and Exchange Commission, travel, and general working capital.

Determination of Offering Price

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $440,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

     o    our lack of operating history
     o    the proceeds to be raised by the offering
     o the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing shareholder, and
     o    our cash requirements

Dilution of the Price per Share

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.

As of June 30, 2007, the net tangible book value of our shares of common stock was a deficit of $(10,310) or approximately $(0.0021) per share based upon 5,000,000 shares outstanding.

If 100% of the shares are sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 27,000,000 shares to be outstanding will be $429,690, or approximately $0.0159 per share. The amount of dilution to the shareholders acquiring shares in this offering will be $0.0041 per share. The net tangible book value of the shares held by our existing shareholder will be increased by $0.018 per share without any additional investment on their part. The shareholders acquiring shares in this offering will incur an immediate dilution from $0.02 per share to $0.0159 per share.

After completion of this offering, if 22,000,000 shares are sold, the shareholders acquiring shares in this offering will own approximately 81.48% of the total number of shares then outstanding shares for which the shareholders acquiring shares will have made a cash investment of $440,000, or $0.02 per share. Our existing shareholders will own approximately 18.52% of the total number of shares then outstanding, for which they have made contributions of cash of $5,000, or $0.001 per share.

If the  minimum  number of the shares is sold:

Upon completion of this offering, in the event 11% or the minimum amount of the shares are sold, the net tangible book value of the 7,400,000 shares to be outstanding will be $37,690 or approximately $ 0.0051 per share. The amount of dilution to the shareholders acquiring shares in this offering will be $ 0.0149 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0072 per share without any additional investment on their part. The shareholders acquiring shares in this offering will incur an immediate dilution from $0.02 per share to $ 0.0051 per share.

After completion of this offering, if 2,400,000 shares are sold, the shareholders acquiring shares in this offering will own approximately 32.43% of the total number of shares then outstanding shares for which the shareholders acquiring shares will have made a cash investment of $48,000, or $0.02 per share. Our existing stockholders will own approximately 67.57% of the total number of shares then outstanding, for which they have made contributions of cash, totaling $5,000, or $0.001 per share. The following table compares the differences of investment in our shares to the shareholders acquiring shares in this offering with investment in our shares of our existing stockholders.

<caption

Existing stockholders if all of the shares are sold:
Price per share                                                                               $            0.001
Net tangible book value per share before offering                                             $         (0.0021)
Net tangible book value per share after offering                                              $           0.0159
Increase to present stockholders in net tangible book value per share after offering          $            0.018
Capital contributions                                                                         $            5,000
Number of shares outstanding before the offering                                                       5,000,000
Number of shares after offering held by existing stockholders                                          5,000,000
Percentage of ownership after offering                                                                    18.52%

Purchasers of shares in this offering if all shares sold

Price per share                                                                               $             0.02
Dilution per share                                                                            $           0.0041
Capital contributions                                                                         $          440,000
Number of shares after offering held by public investors                                              22,000,000
Percentage of ownership after offering                                                                    81.48%

Purchasers of shares in this offering if the minimum number of shares sold

Price per share                                                $       0.02
Dilution per share                                             $     0.0149
Capital contributions                                          $     48,000
Number of shares after offering  held by public investors         2,400,000
Percentage of ownership after offering                               32.43%

Plan of  Distribution;  Terms of the  Offering

We are offering a minimum of 2,400,000 and up to a maximum of 22,000,000 shares of common stock on a direct public offering basis, without any involvement of underwriters or broker-dealers. The offering price is $0.02 per share. Funds from this offering will be placed in a separate bank account. We will hold the funds in the account until we receive a minimum of $48,000, at which time we will appropriate the funds for the purposes we have described above. Any funds received by us thereafter will be immediately available for our use. If we do not receive the minimum amount of $48,000 within 180 days of the effective date of our Prospectus, or within an additional 90 days if we so choose, all funds will be promptly returned to the shareholders acquiring shares in this offering without a deduction of any kind. During the 180 day period and possible additional 90 day period, no funds will be returned to the shareholders acquiring shares in this offering. The shareholders acquiring shares in this offering will only receive a refund of the subscription if we do not raise a minimum of $48,000 within the 180 day period referred to above, which could be expanded by an additional 90 days at our discretion for a total of 270 days. There are no finders involved in our distribution.

We will sell the shares in this offering through our directors Ms. Moneca Rayner and Ms. Alla Karmazina. They will receive no commission from the sale of any shares. They will not register as a broker-dealer under Section 15 of the Exchange Act in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

1.   The person is not statutorily disqualified, as that term is defined in
     Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker-dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Securities Exchange Act 1934, as amended (the "Exchange Act"), in that she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) does not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or
     (a)(4)(iii).

Our directors and officers are not statutorily disqualified, are not being compensated, and are not associated with a broker-dealer. They are and will continue to be our officers and directors at the end of the offering and have not been during the last twelve months and are currently not broker-dealers or associated with a broker-dealer. They have not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

Only after our Prospectus is declared effective by the Securities and Exchange Commission (the "Commission"), we intend to distribute this Prospectus to potential investors at meetings and to our friends, business associates and relatives who are interested in us and a possible investment in the offering. We will not utilize the Internet to advertise our offering. Section 15(g) of the Exchange Act Our shares are covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $160,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker-dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker-dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to 180 days, and an additional 90 days, if so elected by our Board of Directors.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must
1.    execute and deliver a subscription agreement; and
2.    deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to Glance, Inc.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Description of Business

General

We were incorporated in the State of Nevada on August 17, 2006. We are a start-up stage corporation with limited operations and no revenues from our business operations. For the period ended June 30, 2007 we generated no revenue. Our business office is located at 795 Folsom Street, 1st Floor, San Francisco, CA 94107. Our telephone number is (415) 887-8853.

We have begun very limited operations and will advance our operations until we complete this offering. Our plan of operation is forward looking and there is no assurance that we will ever be successful in our plan of operations.

Industry Overview

Our business We plan to develop, produce, market, and sell bath and body care products free from skin-unfriendly ingredients such as synthetic fragrances, petrochemicals, sulfate detergents, synthetic colors, animal ingredients and parabens. We will only use natural blends of essential oils, distillates and plant extracts in our formulations and will avoid using synthetic fragrances, harsh sulfates and synthetic colors. We intend to become a company that gives consumers effective, environmentally-friendly alternatives to mass-produced and synthetic chemical products.

Our business strategy is based on the following major principles we will follow:

     -All ingredients we will use are from natural origin.
     -Our products will be free from genetically modified ingredients, petrochemicals, chemical preservatives
     -Fragrances used in our products will be composed of 100% organic essential oils
     -Our products will not be tested on animals
     -Packaging of our product will be designed in a way that is respectful to the environment.

Our business consists of three main areas of activity:

1.       Development of new products:

         Our business relies on sourcing contract manufacturers who offer a turn key operation. Our contract manufacturer will develop a custom formulation for our new products based on our specifications and requirements. They will source all the necessary ingredients for our line and we will work closely with their chemist until the first lab sample is ready for your review.

2.       Production:

         Upon approval of newly developed formulas, our contract manufacturer will manufacture and package our line of products in their facilities in quantities determined by us and ship our products to our storage facility.

3.       Marketing and sales of our products

         We will start selling our products through independent distributors, as well as spas, beauty salons and boutiques, health food stores, on our website and through other online retailers. We intend to market our products by placing advertisements on fashion and beauty-oriented websites, magazines and by attending consumer tradeshows targeted to spas and beauty industry.

To date of this prospectus we have contacted several cosmetic contract manufacturers in USA, Canada, and Europe and received quotes for developing custom formulas for our line, manufacturing and packaging of our products. All quotes are based on minimum quantities acceptable for the manufacturer for the first order. All formulas developed by the contract manufacturer will remain property of the contract manufacturer, unless we negotiate an acquisition of rights to these formulas.

Competition

We face fierce competition from well established natural cosmetic, bath and body care product companies as well as other emerging companies that specialize in natural and organic body care. These competitors may be very well established and well funded and may attract our potential customers with a wider variety and better quality of products, which could significantly reduce our revenue and profitability.

Well established natural cosmetic, bath and body care companies.

Some of these companies have a long history, devoted customer base and variety of lines and products that already on shelves and proven to be successful in selling of their products. Those companies include, but are not limited to: The Body Shop, Fresh, Kiss My Face, JASON Natural Cosmetics (division of The Hain Celestial Group, Inc) , and Aubrey Organics to name a few. More and more existing cosmetic and body care companies, fashion designers and cosmetologists introduce new lines of products that are all natural or certified organic. For example, the newly introduced Stella McCartney's 100% certified organic CARE line. Some of these companies are very well established, known worldwide for their quality products and are well funded. We face serious competition from these companies that may cause us to cease operations.

Many of our competitors and potential new competitors have:

o        longer operating histories;
o        greater name recognition in some markets;
o        larger customer bases; and
o        significantly greater financial, technical and marketing resources.

These competitors may also be able to:

o undertake more extensive marketing campaigns for their brands and services;
o        adopt more aggressive advertising pricing policies and
o make more attractive offers to potential employees, distribution partners, commerce companies and advertisers.

Our competitors may develop content that is better than ours or that achieves greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. This could have a material and adverse effect on our business, financial condition and results of operations.

Marketing

Glance intends to build the Glance Naturelle brand through a three-tier strategy, which includes intra-industry promotion, direct-to-consumer promotion and several major mass-media targeted campaigns.

Intra-industry promotion will involve attendance and product exhibition at major natural products industry trade shows, such as the Natural Products Expo West show (www.expowest.com), Natural Products Expo East show (www.expoeast.com), IBS New York/American Spa Expo. We will target beauty industry distributors and buyers as well as brokers and distributors specializing in natural and organic products distribution.

Direct-to-consumer promotion will involve media purchases in magazines, television, newspaper and online advertising targeted to Glance Naturelle's target audiences. Glance will create a sales kit to be sent to distributors and brokers and intend to generate consumer interest via various internet portal sites and a viral marketing campaign.

Mass-media promotion will include conducting public relations campaigns, generating press releases, holding or sponsoring events with the purpose of receiving publicity in the media, creating a press kit for the Glance Naturelle brand and maintain positive relationships with members of the media. Glance intends to subcontract some of these services to professionals with more expertise, such as agencies that specializes in public relations.

If we raise the maximum amount of the offering, ($427,187 net after anticipated offering expenses), we plan to allocate $114,000 to the marketing campaign, which will include:

     -reserving exhibitor space and exhibiting at several beauty and natural products
     - hiring a public relations firm to create and execute the marketing campaign;
     - launching the fully functional website under our reserved domain (www.glancecosmetics.com) with shopping cart features; and
     - marketing the website by purchasing online advertising and print advertising with beauty and fashion oriented publications.

If we raise the minimum amount of the offering ($35,187 net after anticipated offering expenses), the marketing plan will be revised and include:

     - reserving a smaller exhibit space and attending one natural products trade show;
     -    creating a sales kit to be sent to distributors and brokers; and

     -    creating a simpler website under our reserved domain
          (www.glancecosmetics.com) and marketing the website by getting listed in search engines and creating cost-effective Cost- Per- Click campaigns, as well as reducing the funding for online ad buys.

Management's Discussion and Analysis or Plan of Operation

We are a start-up stage corporation with limited operations and no revenues from our business operations. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months. We do not anticipate that we will generate significant revenues until we have develop, manufacture and sell a complete line of bath and body care products consisting minimum of 3-5 variety of products in quantities sufficient enough to generate a healthy profit margin. Accordingly, we must raise cash from sources other than operations.

To meet our need for cash we are attempting to raise money from this offering. If we raise the minimum amount through this offering, we will be able to continue operations and remain in business for twelve months. If we are unable to generate revenues after the twelve months for any reason, or if we are unable to make a reasonable profit after twelve months, we may have to cease operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the minimum amount of money from this offering, it will last for twelve months but with limited funds available to build and grow our business. If we raise the maximum amount, we believe the money will last for one year for our extended line of products and marketing campaign and also provide funds for growth strategy. If we raise less than the maximum amount and we need more money we will have to revert to obtaining additional money through a second public offering, a private placement of securities, or loans. Other than as described in this paragraph, we have no other financing plans.

Plan of Operation

Assuming that we raise the minimum amount in this offering, we believe we can satisfy our cash requirements during the next 12 months. We do not expect any changes in the number of employees. Currently, we do not have any employees. Upon completion of our public offering, our specific goal will be to develop and manufacture the first line of our bath and body care products and begin promotion of our products and sale through distributors, independent health food stores and boutiques. We intend to accomplish the foregoing through the following milestones:

Production

1. Complete our public offering. We believe that we will raise sufficient capital to continue our operations. We believe this could take up to 270 days from the date the Commission declares our offering effective. We intend to concentrate all of our efforts on raising as much capital as we can during this period. If we have not raised the maximum amount of capital during the first 180 days of this offering, our management may decide to extend this offering by 90 days.

2. If we are successful in raising the maximum amount of this offering ($427,187 net after anticipated offering expenses), we intend to sign a contract with a prospective contract manufacturer who will develop and manufacture our first line of natural bath and body care products consisting of body wash, body oil, shampoo, conditioner and body scrub. We have contacted several contract manufacturers offering turn key solution for developing and manufacturing private label body care products and received quotes from them. Our choice will be based on the ability to finance minimum production quantities of our products since most contract manufacturers have different minimum requirements. If we will raise a maximum amount of this offering we can negotiate a better price per unit and we will have better prospects in choosing of our private label manufacturer as many of them only deal with larger production quantities and have higher minimum requirements.

The estimated price for manufacturing of 10,000 units (minimum order for some of private label manufacturers) of each product will be approximately $150,000 excluding custom packaging. For the custom artwork and silk screen printing cost will increase by $0.30 per unit or $15,000 in total. Therefore the total estimated price of developing our private formulation and production of five varieties of bath and body care products in 10K each will be $175,000. We also anticipate to pay around $500 per month for warehouse facilities.

3. If we raise the minimum amount of this offering ($35,187 net after anticipated offering expenses), we will focus on developing and manufacturing the first three natural bath and body care products: body wash, body oils and body scrub instead of five and we will have to postpone developing and manufacturing a hair care component of our private label. For this purpose, we will engage a contract manufacturer who has smaller minimum requirements for our first order. This will lead to a higher price per unit for us, reduction of our profit margin and limiting number of the contract manufacturers available to us. The estimated price for manufacturing of these three products based on the minimum of 1,500 units per product will be $15,750. This amount includes packaging into standard bottles and jars that our perspective contract manufacturer will have in stock. We will provide our own artwork for the silk screening of these bottles and jars, which will cost additional $0.20 per unit or $900.00 in total. Therefore, the total estimated price of developing of our private formulation and production of three varieties of product in the quantity of 1,500 each will cost approximately $16,650. We will incur additional $200 a month for rental of storage space.

Marketing and sales.

4. If we raise the maximum amount of this offering, we will develop a three-tier strategy, which includes intra-industry promotion, direct-to-consumer promotion and several major mass-media targeted campaigns.

Intra industry promotion

We intend to reserve a booth and exhibit at three major natural products and beauty industry trade shows: Natural Products Expo West show (www.expowest.com) which is held annually at Anahaeim, California, Natural Products Expo East show (www.expoeast.com) which is held annually in Baltimore, Maryland and IBS New York/American Spa Expo. The estimated cost of reserving a booth and other related expenses will be approximately in the range of $5,000-$ 10,000. We will hire a packaging and brand development design firm that will help us design packaging of our products and help us develop Glance Naturelle's brand strategy. We have contacted several design studios and estimated that it will cost minimum $ 60,000.00 for this project. The design firm will help us to design and print our sales kit that we intend to send to all perspective distributors and selected health stores and boutiques. Direct-to-consumer promotion

We plan to allocate approximately $4,000 per month for media purchases in magazines, television, newspaper and online advertising. We will optimize our website for search engines, and get listed in online directories.

Mass-media promotion

We anticipate to hire a public relations company who has better expertise in this field and will help us with public relations campaigns, generating press releases, holding or sponsoring events with the purpose of receiving publicity in the media, creating a press kit for Glance Naturelle brand and will maintain positive relationships with members of the media. Our budget for public relation activities is estimated in the range of $3,000 per month

5. If we raise the minimum amount of this offering we will have to reduce our marketing and sales strategy to development of a sales kit, which we will send to distributors and selected stores and boutiques. For that purpose we will hire a freelance designer who will produce artwork, design a website with simple shopping cart and assist with sourcing a printing company to print promotional materials. We estimate we can budget approximately $4,000 for these services. We will have to limit our direct-to-consumer promotion to creating our website and marketing the website by getting listed in search engines and creating cost-effective Cost- Per-Click campaigns. We will delay our mass-media promotion efforts until we can raise additional funds or generate sales of our products. In addition we will only exhibit at one trade show. Glance will reserve a table-top exhibit space instead of a booth in order to reduce cost of exhibiting from approximately $10,000 to $3,000-4,000.

General and administrative

6. If we raise the maximum amount of our offering, we will hire an administrative assistant who will help us with general and administrative work. We expect this hire to cost us $3,000 per month. If we raise the minimum amount of the offering, we do not anticipate hiring any employees and will engage people as outside contractors and consultants for legal, accounting, and audit functions.

We believe we will begin generating revenues within eight months of completing our offering.

Limited Operating History; Need for Additional Capital

There is limited historical financial information about us upon which to base an evaluation of our performance. We are in a start-up stage operations and have generated no revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns, such as increases in development and production costs of our skin care line, increases in administration expenditures associated with daily operations, increases in accounting and audit fees, increases in legal fees related to filings and regulatory compliance and increases in marketing expenditures.

To become profitable and competitive, we have to successfully promote and increase sales of our skin care line. We anticipate relying on equity sales of our common stock in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing stockholders. There is no assurance that we will achieve any of additional sales of our equity securities or arrange for debt or other financing for to fund our planned business activities. We may also rely on loans from our directors; however, there are no assurances that our directors will provide us with any additional funds.

Currently, we do not have any arrangements for additional financing. We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on August 17, 2006 to June 30, 2007

During the period from our inception to June 30, 2007, we have completed our business plan, contacted independent formulators and manufacturers and received quotes on development and production of the first run of our skin care line. We hired consultants in the areas of bookkeeping and accounting. We also retained an attorney in relation to this Registration Statement, and an auditor to audit our financial statements. Our loss since inception is $14,860 of which $3,000 for accounting and audit fees; $33 for interest expense; $2,000 for management fees; $761 for general and administrative expenses; $532 for organization costs; $1,495 for rent, and $3,039 for travel expenses.

Since inception, we have sold 5,000,000 shares of common stock to our directors for $5,000.

Liquidity and Capital Resources

As of June 30, 2007, our total assets were cash of $15,090 and security deposit of $450 and our total liabilities were $25,400 for a total working capital deficit of $10,310. During the period ended June 30, 2007, the President of the Company provided a $16,600 loan to the Company in accordance with loan agreement. The loan payable is unsecured, bears interest at 6.5% per annum, and consists of $16,600 of principal due on June 19, 2008, and $33 of accrued interest payable. If the loan and accrued interest is not paid within 30 days of the due date, the Company will be required to pay a late charge equal to 5% of the overdue payment. At the option of the holder, after the maturity date, or upon any default, the loan will bear interest at 15% per annum.

As at June 30, 2007, Moneca Rayner, our President, is owed $19,588 for cash advances and expenditures incurred on behalf of the company. This amount consists of the $16,600 loan principal, $33 of accrued interest and $2,955 for expenses incurred on behalf of the Company.

We expect to incur substantial losses over the next two years.

As of June 30, 2007, we had cash of $15,090, and we believe that we need approximately an additional $48,000 to meet our working capital requirements over the next 12 months. Our intention is to obtain this money through this offering. Known Material Trends and Uncertainties As of June 30, 2007 Glance, Inc. has no off balance sheet transactions that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

We believe that the above discussion contains a number of forward-looking statements. Our actual results and our actual plan of operations may differ materially from what is stated above. Factors which may cause our actual results or our actual plan of operations to vary include, among other things, decision of the Board of Directors not to pursue a specific course of action based on a re-assessment of the facts or new facts, or changes in general economic conditions.

Legal Proceedings

No officer, director, or persons nominated for these positions, and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management. We are not aware of any pending or threatened legal proceedings which involve Glance, Inc.

Directors and Officers

Our Bylaws provide that we shall have a minimum of one director. There is no stated maximum number of directors allowed but such number may be fixed from time to time by action of the stockholders or of the directors.
--------------------------------------------------------------------------------
Name                   Age                          Position
--------------------------------------------------------------------------------

Moneca Rayner           59                          President, Chief Executive
                        Officer, Director

Alla  Karmazina         47                          Secretary, Treasurer,  Chief
                                                    Financial Officer, Director

The directors will serve as directors until our next annual shareholder meeting or until a successor is elected who accepts the position. Directors are elected for one-year terms. Officers hold their positions at the will of the Board of Directors, absent any employment agreement. There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of Glance's affairs.

Moneca Rayner, President

Moneca Rayner graduated from the Cosmetology College in Warsaw, Poland, with diploma in Esthetics in 1980. She has gained her experience as a certified esthetician while working in Caselli Beauty Salon in Rome, Italy. She worked in various salons in North America as an esthetician and beauty consultant. Presently, she owns and operates Aphrodite Skin Care Studio and provides various consulting services to beauty salons and skin care studios.

Mrs. Rayner intends to devote approximately 25% of his business time to our affairs.

Alla Karmazina, Director

Alla Karmazina graduated from Lvov Institute of Trade & Economics with diploma in Economics in 1990. She earned a nursing certificate from Lvov Medical Colledge with training in medical laboratory science in 1991. After graduation she worked five years as a cosmetologist in Lvov Health Centre. She had completed West Coast Cosmetologist School in 1998 with a diploma in Cosmetology and was self employed ever since developing her private clientele and operating her private beauty salon "Alla's Esthetics".

Mrs. Karmazina intends to devote approximately 25% of her business time to our affairs.

                                  COMPENSATION

There are no formal written employment arrangements in place. We do not have any agreements or understandings that would change the terms of compensation during the course of the year.

The table below shows what we have paid to our directors since our inception of August 17, 2006 through June 30, 2007.

SUMMARY COMPENSATION TABLE

-----------------------------------------------------------------------------------------------------------------
                                                                 |     Long Term Compensation   |
                                  Annual Compensation             ------------------------------
                                ----------------------           |        Awards        |Payouts|
                                                Other             ------------------------------
                                                Annual
                                                Compen-          |Restricted| Securities|       |   All Other
Name and            Year                        sation           |Stock     | Underlying|  LTIP |    Compen-
Principal           Ended       Salary   Bonus                   |Awards    | Options/  |Payouts|    sation
Position                          ($)     ($)     ($)            | ($)      | SARs (#)  |  ($)  |      ($)
-----------------------------------------------------------------------------------------------------------------

M.Rayner,         08-17-06      -0-      -0-     $2,000 (1)       -0-           -0-          -0-         -0-
President,       (inception)
Chief                to
Executive         06-30-07
Officer
Director

A.Karmazina                     -0-      -0-        -0-           -0-           -0-          -0-     $4,000 (2)
Secretary,        08-17-06
Treasurer,       (inception)
Chief                to
Financial         06-30-07
Officer,
-----------------------------------------------------------------------------------------------------------------

                                       26

(1) The company's president provides management services to the company as per unwritten arrangement with the company. During the period ended June 30, 2007, the company paid $2,000 for management services.

(2) The company's chief financial officer provides consulting services to the company as per unwritten arrangement with the company. During the period ended June 30, 2007, the company paid $4,000 for consulting services.

Stock Option Grants

We do not have any stock options outstanding. No stock options or stock appreciation rights under any stock incentive plans were granted to our sole director and officer since our inception.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The President of the Company provides management services to the Company. During the period ended June 30, 2007 management services of $2,000 were charged to operations.

During the period ended June 30, 2007, the President of the Company provided a $16,600 loan to the Company. The loan payable is unsecured, bears interest at 6.5% per annum, and consists of $16,600 of principal due on June 19, 2008, and $33 of accrued interest payable. If the loan and accrued interest is not paid within 30 days of the due date, the Company will be required to pay a late charge equal to 5% of the overdue payment. At the option of the holder, after the maturity date, or upon any default, the loan will bear interest at 15% per annum.

During the period ended June 30, 2007, the Company incurred $4,000 in consulting fees with a director of the company.

As at June 30, 2007, the Company owed $2,955 to the President of the Company for expenses incurred on behalf of the Company. We have not entered into any transactions with our officers, directors, persons nominated for these positions, beneficial owners of 5% or more of our common stock, or family members of these persons wherein the amount involved in the transaction or a series of similar transactions exceeded $60,000.

Audit Committee

The Audit Committee is currently composed of two members, Moneca Rayner and Alla Karmazina. Our Board of Directors has determined that we do not have an audit committee financial expert serving on its audit committee. The Board of Directors has determined that the cost of hiring a financial expert to act as a director of Glance, Inc. and to be a member of the audit committee outweighs the benefits of having a financial expert on the committee.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the ownership, as of November 1, 2007 of our common stock by each of our directors, and by all executive officers and directors as a group, and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. As of November 1, 2007 there were 5,000,000 common shares issued and outstanding. To the best of our knowledge, all persons named have sole voting and investment power with respect to the shares, except as otherwise noted.

--------------------------------------------------------------------------------------------------------------------
                                              Amount and
                                              Nature of
Title of Class    Name of                     Beneficial        Percent of         Percent of        Percent of
                  Beneficial Owner            Ownership        Class Before       Class After       Class After
                                                                 Offering        Offering with     Offering with
                                                                               Minimum Number of Maximum Number of
                                                                                  Shares Sold       Shares Sold
                                                 (1)                (%)               (%)               (%)
--------------------------------------------------------------------------------------------------------------------
Common            Moneca Rayner               2,500,000             50               33.79              9.26
                  President, CEO, and
                  Director
--------------------------------------------------------------------------------------------------------------------
Common            Alla Karmazina              2,500,000             50               33.78              9.26
                  Secretary, Treasurer
                  CFO,  and Director
--------------------------------------------------------------------------------------------------------------------
                  All Officers and            5,000,000             100              67.57             18.52
                  Directors as a Group
                  that consists of two
                  persons
--------------------------------------------------------------------------------------------------------------------

(1) Includes shares that could be obtained by the named individuals within the next 60 days.

Changes in Control

There are currently no arrangements which would result in a change in control of Glance, Inc.

Description of Securities

The authorized capital stock of Glance, Inc. consists of 75,000,000 common shares, $0.001 par value.

Common Stock

Holders of the common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights. The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of common stock are entitled to share equally in dividends from sources legally available, therefore, when, as and if declared by the Board of Directors, and upon liquidation or dissolution of Glance, Inc., whether voluntary or involuntary, to share equally in the assets of Glance available for distribution to stockholders.

The Board of Directors is authorized to issue additional shares of common stock not to exceed the amount authorized by Glance's Articles of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

Voting Rights

Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of common stock do not have cumulative voting rights, the holders of more than fifty percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

Dividend Policy

Holders of Glance's common stock are entitled to dividends if declared by the Board of Directors out of funds legally available; therefore, Glance does not anticipate the declaration or payment of any dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of its business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, Glance's financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid. Stock Transfer Agent Upon completion of this offering, we intend to engage an independent stock transfer agency firm to serve as our registrar and stock transfer agent.

Shares Eligible for Future Sale

The 22,000,000 shares of common stock registered in this offering will be freely tradable without restrictions under the Securities Act. No shares held by our "affiliates" (officers, directors or 10% shareholders) are being registered hereunder. Our 5,000,000 issued and outstanding shares have been held since September, 2006 (and are subject to the sale limitations imposed by Rule 144 (see below). The eventual availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

In general, under Rule 144, as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common sock during the four calendar weeks preceding any sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for two years may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding any sale.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.


Diane Harrison, of Harrison Law, P.A., our legal counsel, has provided an opinion on the validity of our common stock. We retained the counsel solely for the purpose of providing this opinion and have not received any other legal services from this firm.

The financial statements included in this prospectus and the registration statement have been audited by Ronald R. Chadwick P.C., Certified Public
Accountant, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Reports to Security Holders

Upon effectiveness of this Prospectus, we will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

The public may
read and copy any materials that we file with the Commission at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of
that  site  is   http://www.sec.gov.

Market  for  Common  Equity  and  Related Stockholder  Matters

Market  Information

Our common stock is not quoted on any exchange. We plan to eventually seek listing on the OTC Bulletin Board, once our Prospectus has been declared effective by the Commission. We cannot guarantee that we will obtain a listing. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed.

A market maker sponsoring a company's securities is required to obtain a listing of the securities on any of the public trading markets, including the OTC Bulletin Board. If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for listing on the OTC Bulletin Board.

We intend to apply for listing of the securities on the OTC Bulletin Board, but there can be no assurance that we will be able to obtain this listing. The OTC Bulletin Board securities are not quoted and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTC Bulletin Board stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

                                  GLANCE, INC.

                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                                  June 30, 2007








BALANCE SHEET

STATEMENT OF OPERATIONS

STATEMENT OF CASH FLOWS

STATEMENT OF STOCKHOLDERS' EQUITY

NOTES TO FINANCIAL STATEMENTS

                            RONALD R. CHADWICK, P.C.
                           Certified Public Accountant
                        2851 South Parker Road, Suite 720
                             Aurora, Colorado 80014
                             Telephone (303)306-1967
                                Fax (303)306-1944


              REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
Glance, Inc.
San Francisco, California

I have audited the accompanying balance sheet of Glance, Inc. (a development stage company) as of June 30, 2007 and the related statements of operations, stockholders' equity and cash flows for the period from August 17, 2006 (inception) through June 30, 2007. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Glance, Inc. as of June 30, 2007 and the related statements of operations, stockholders' equity and cash flows for the period from August 17, 2006 (inception) through June 30, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Aurora, Colorado                                     Ronald R. Chadwick, P.C.
August 2, 2007                                       RONALD R. CHADWICK, P.C.

                                  GLANCE, INC.
                          (A Development Stage Company)
                                  BALANCE SHEET
                                  June 30, 2007

                                      ASSETS
                                      ------
   Current assets
       Cash                                                     $        15,090
                                                                 ---------------
           Total current assets                                          15,090

      Security deposit                                                      450
                                                                 ---------------
   Total Assets                                                 $        15,540
                                                                 ===============

                      LIABILITIES & STOCKHOLDERS' EQUITY
                      ----------------------------------
Current liabilities
   Accounts payable and accrued liabilities                     $         5,812
   Due to related parties                                                 2,955
   Loan payable - related parties                                        16,633
                                                                 ---------------
         Total current liabilities                                       25,400

 Total Liabilities                                                       25,400
                                                                 ---------------

Stockholders' Equity
Capital stock
       75,000,000 shares authorized, $0.001 par value
       5,000,000 shares issued and outstanding                            5,000
Deficit accumulated during the development stage                   (     14,860)
                                                                 ---------------
Total Stockholders' Equity                                         (      9,860)
                                                                 ---------------
Total Liabilities and Stockholders's Equity                     $        15,540
                                                                 ===============

    The accompanying notes are an integral part of these financial statements

                                  GLANCE, INC.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS
                August 17, 2006 (Inception) Through June 30, 2007

Revenue                                                            $          -
                                                                    ------------
Expenses:
   Accounting and audit fees                                       $      3,000
   General and Administrative                                               761
   Consulting                                                             4,000
   Management                                                             2,000
   Organization costs                                                       532
   Rent                                                                   1,495
   Travel                                                                 3,039
                                                                    ------------
                                                                         14,827
                                                                    ------------
Loss from operations                                                 (   14,827)

Other income (expense)
   Interest expense                                                  (       33)
                                                                    ------------
Income (loss) before provision for income tax                        (   14,860)

Provision for income tax                                                      -
                                                                    ------------
Net income (loss)                                                  $ (   14,860)
                                                                    ============
Net income (loss) per share                                        $ (     0.01)
                                                                    ============
Weighted average number of common shares outstanding                  4,449,686
                                                                    ============


    The accompanying notes are an integral part of these financial statements

                                  GLANCE, INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
                August 17, 2006 (Inception) Through June 30, 2007

Cash Flows From Operating Activities:
   Net income (loss)                                                            $  (     14,860)

   Adjustment to reconcile net income to net cash provided by (used for)
   operating activities:
     Security deposit                                                              (        450)
     Accounts payable and accrued liabilities                                             5,812
      Accounts payable related parties                                                    2,955
                                                                                ----------------
          Net cash provided by (used for) operating
          activities                                                               (      6,543)
                                                                                ----------------
Cash Flows From Financing Activities:
   Loan payable - related party                                                          16,633
   Proceeds from issuance of common stock                                                 5,000
                                                                                ----------------
          Net cash provided by (used for) financing                                      21,633
            activities
                                                                                ----------------

Net Increase (Decrease) In Cash                                                          15,090

Cash At The Beginning Of The Period                                                           -
                                                                                ----------------
Cash At The End Of The Period                                                   $        15,090
                                                                                ================

Schedule Of Non-Cash Investing And Financing
Activities

None

Supplemental Disclosure

  Cash paid for:
       Interest                                                                 $             -
                                                                                ================
       Income Taxes                                                             $             -
                                                                                ================

    The accompanying notes are an integral part of these financial statements

                                  GLANCE, INC.
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
           for the period August 17, 2006 (Inception) to June 30, 2007

                                                                                                Deficit
                                                                                              Accumulated
                                                                                               During the
                                                                     Common Shares            Development
                                                                Number         Par Value         Stage            Total
Balances, August 17, 2006                                                -  $            -  $            -   $            -

Issued for cash:
Common stock September, 2006 - at $0.001                         5,000,000           5,000               -            5,000
Net gain (loss) for the period ended June 30, 2007                       -               -     (    14,860)     (    14,860)
                                                              ------------  --------------  --------------   --------------
Balances, June 30, 2007                                          5,000,000  $        5,000  $  (    14,860)  $  (    9,860)
                                                              ============  ==============  ==============   ==============

















    The accompanying notes are an integral part of these financial statements

                                  GLANCE, INC.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  June 30, 2007
                             (Stated in US Dollars)


Note 1        Nature and Continuance of Operations
              ------------------------------------
              The Company was incorporated in the State of Nevada, United States of America on August 17, 2006 and its fiscal year end is June 30. The Company is involved in development and production of organic bodycare.

              These financial statements have been prepared on a going concern basis. The Company has a working capital deficiency of $10,310, and has  accumulated  deficit  of  $14,860  since  inception.  Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that the company will be able to continue as a going concern. Management plans to continue to provide for its capital needs by the issuance of common stock and related party advances. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.


Note 2        Summary of Significant Accounting Policies
              ------------------------------------------
              The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement. Actual results may vary from these estimates.

              The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

              Development Stage Company
              -------------------------
              The Company complies with Financial Accounting Standard Board Statement ("FAS") No. 7 and The Securities and Exchange Commission Act Guide 7 for its characterization of the Company as development stage.

              Revenue Recognition
              -------------------
              Sales are recognized when revenue is realized or realizable and has been earned. The Company's policy is to recognize revenue when risk of loss and title to the product transfers to the customer. Net sales is comprised of gross revenues less expected returns, trade discounts and customer allowances, which include costs associated with off-invoice mark-downs and other price reductions, as well as trade promotions and coupons. These incentive costs are recognized at the later of the date on which the Company recognizes the related revenue or the date on which the Company offers the incentive.

Glance, Inc.
(A Development Stage Company)
Notes to the Financial Statements
June 30, 2007 - Page 2



Note 2        Summary of Significant Accounting Policies - (cont'd)
              ------------------------------------------

              Impairment of Long-lived Assets
              -------------------------------
              Capital assets are reviewed for impairment in accordance with FAS No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets", which was adopted effective January 1, 2002. Under FAS No. 144, these assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized for the amount, if any, which the carrying value of the asset exceeds the fair value.

              Research and Development
              ------------------------
              Research and development expenditures are expensed as incurred.

              Foreign Currency Translation
              ----------------------------
              The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", since the functional currency of the Company is U.S. dollars, the foreign currency financial statements of the Company's subsidiaries are re-measured into U.S. dollars. Monetary assets and liabilities are re-measured using the foreign exchange rate that prevailed at the balance sheet date. Revenue and expenses are translated at weighted average rates of exchange during the year and stockholders' equity accounts and furniture and equipment are translated by using historical exchange rates. Any re-measurement gain or loss incurred is reported in the income statement.

              Net Loss per Share
              ------------------
              Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive losses per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

              Stock-based Compensation
              ------------------------
              The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

              Income Taxes
              ------------
              The Company uses the asset and liability method of accounting for income taxes in accordance with FAS No. 109 "Accounting for Income Taxes". Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Glance, Inc.
(A Development Stage Company)
Notes to the Financial Statements
June 30, 2007 - Page 3


Note 2        Summary of Significant Accounting Policies - (cont'd)
              ------------------------------------------

              Fair Value of Financial Instruments  - (cont'd)
              ------------------------------------

              Fair Value of Financial Instruments
              -----------------------------------
              The carrying value of the Company's financial instruments consisting of cash, accounts payable and accrued liabilities, agreement payable and due to related party approximate their carrying value due to the short-term maturity of such instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

              Recent Accounting Pronouncements
              --------------------------------
              In September 2006, the FASB issued SFAS No. 157, "Fair Value Measures". This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which for the Company would be the fiscal year beginning February 1, 2008. The Company is currently evaluating the impact of SFAS No. 157 but does not expect that it will have a material impact on its financial statements.

              In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans." This Statement requires an employer to recognize the over funded or under funded status of a defined benefit post retirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position, and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS No. 158 is effective for fiscal years ending after December 15, 2006 which for the Company would be February 1, 2007. The Company does not expect that the implementation of SFAS No. 158 will have any material impact on its financial position and results of operations.

              In  September  2006,  the SEC  issued  Staff  Accounting  Bulletin
              ("SAB")   No.  108,   "Considering   the  Effects  of  Prior  Year
              Misstatements when Quantifying Misstatements in Current Year Financial Statements." SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006 which for the Company would be February 1, 2007. The Company is currently evaluating the impact of adopting SAB No. 108 but does not expect that it will have a material effect on its financial statements.

Glance, Inc.
(A Development Stage Company)
Notes to the Financial Statements
June 30, 2007 - Page 4


Note 2        Summary of Significant Accounting Policies - (cont'd)
              ------------------------------------------

              Recent Accounting Pronouncements - (cont'd)
              ---------------------------------

              In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities". This Statement permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS No. 159 on its financial position and results of operations.

Note 3        Capital Stock
              -------------
              The total number of common shares authorized that may be issued by the Company is 75,000,000 shares with a par value of one tenth of one cent ($0.001) per share and no other class of shares is authorized.

              During the period from August 17, 2006 (inception) to June 30, 2007, the Company issued 5,000,000 shares of common stock to its directors for total proceeds of $5,000.

              To June 30, 2007, the Company has not granted any stock options and has not recorded any stock-based compensation.

Note 4        Related Party Transactions
              --------------------------
              a) The President of the Company provides management services to the Company. During the period ended June 30, 2007 management services of $2,000 were charged to operations.

              b) During the period ended June 30, 2007, the President of the Company provided a $16,600 loan to the Company. The loan payable is unsecured, bears interest at 6.5% per annum, and consists of $16,600 of principal due on June 19, 2008, and $33 of accrued interest payable. If the loan and accrued interest is not paid within 30 days of the due date, the Company will be required to pay a late charge equal to 5% of the overdue payment. At the option of the holder, after the maturity date, or upon any default, the loan will bear interest at 15% per annum.

              c) During the period  ended June 30,  2007,  the Company  incurred
                 $4,000 in consulting fees with a director of the company.

              d) As at June 30, 2007, the Company owed $2,955 to the President of the Company for expenses incurred on behalf of the Company.

Glance, Inc.
(A Development Stage Company)
Notes to the Financial Statements
June 30, 2007 - Page 5


Note 5        Income Taxes
              ------------
              The significant components of the Company's deferred tax assets are as follows:


                                                                      2007
              Deferred Tax Assets
               Non-capital loss carryforward                      $     2,230
               Less:  valuation allowance for deferred tax asset  (     2,230)
                                                                  ------------
                                                                  $         -
                                                                  ============

              There were no temporary differences between the Company's tax and financial bases that result in deferred tax assets, except for the Company's net operating loss carryforwards amounting to approximately $14,860 at June 30, 2007 which may be available to reduce future year's taxable income.

              These carryforwards will expire, if not utilized, commencing in 2027. Management believes that the realization of the benefits from these deferred tax assets appears uncertain due to the Company's limited operating history and continuing losses. Accordingly a full, deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure


Mr. Ronald R. Chadwick P.C., Certified Public Accountant, audited our financial statements. Since inception, we have had no changes in or disagreements with our accountants.

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

Indemnification of Officer and Directors

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the "NRS") and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

     (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

     (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

     (3) a transaction from which the director derived an improper personal profit; and

     (4)  willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

     (1)  such indemnification is expressly required to be made by law;

     (2)  the proceeding was authorized by our Board of Directors;

     (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

     (4)  such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses of Issuance and Distribution

Our estimated expenses in connection with the issuance and distribution of the securities being registered are estimated to be as follows:

Accounting fees and expenses                                $           6,000
Filing fees                                                             1,000
Legal fees and expenses                                                 5,000
Transfer agent fees                                                       800
Securities and Exchange Commission registration fee                     13.51
                                                            ------------------
Total                                                       $       12,813.51
                                                            ==================

All amounts are estimates other than the Commission's registration fee.

Recent Sales of Unregistered Securities

We completed an offering of 5,000,000 shares of our common stock at a price of $0.001 per share to our directors Ms. Rayner and Ms. Karmazina on September 21, 2006, for total proceeds of $5,000. We completed this offering pursuant to Rule 903 of Regulation S under the Securities Act. This sale of shares was completed as an "offshore transaction", as defined in Rule 902(h) of Regulation S, on the basis that: (i) the investor was outside of the

United States at the time the offer to purchase the shares was made; and (ii) at the time the subscription agreement for the shares was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. The investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person. The investor represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the stock certificate issued to the purchaser in accordance with Regulation S. The investor was in possession of sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to the purchaser.

Exhibits

Exhibit
Number      Description

  3.1       Articles of Incorporation
  3.2       Bylaws
  5.1       Legal Opinion of Diane J. Harrison, with consent to use
 23.1       Consent of Mr. Ronald R. Chadwick P.C., Certified Public Accountant

Undertakings

We hereby undertake:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     ii. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

     iii. To include any additional or changed material information on the plan of distribution.

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     5.   For determining any liability under the Securities Act of 1933:

     i. we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective. For determining any liability under the Securities Act of 1933, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

     ii. we shall treat each prospectus filed by us pursuant to Rule 424(b)(3) as part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

     iii. we shall treat each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

In accordance with the requirements of the Securities Act, Glance, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Prospectus on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, California, U.S.A., on the 1st day of November, 2007.


                                           GLANCE,  INC.

                                           By: /s/  Moneca Rayner
                                           -------------------------------------
                                            Moneca Rayner
                                            President, CEO and Director

In accordance with the requirements of the Securities Act, this Prospectus has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES               TITLE                              DATE


/s/ Moneca Rayner          President, CEO, and Director     November 1, 2007
--------------------    --------------------------------   ---------------------
Moneca Rayner


                         Secretary, Treasurer, CFO,
                         principal accounting officer,
                         principal financial officer and
/s/ Alla Karmazina       Director                           November 1, 2007
-------------------    ----------------------------------   --------------------
Alla Karmazina